CONTACTS:	Berns Communications Group

Jessica Liddell/Melissa Jaffin

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FOR IMMEDIATE RELEASE

HAMPSHIRE GROUP NAMES PETER WOODWARD TO BOARD OF DIRECTORS

New York, NY – December 7, 2009 – Hampshire Group, Limited (Pink Sheets: HAMP.PK; www.hamp.com), a leading provider of women’s and men’s fashion apparel, today announced the appointment of Peter Woodward to the Company’s Board of Directors, effective immediately. Mr. Woodward has also become a member of the Company’s Audit Committee.

Mr. Woodward currently serves as Founder and Managing General Partner of MHW Capital Management, LLC, an investment firm specializing in large equity positions in public companies with strong balance sheets that are revitalizing their business plans. Prior to that, Mr. Woodward was Managing Director of Regan Fund Management, where spent more than 10 years managing investments ranging in size from $15 million to $150 million.

Commenting on the appointment, Heath Golden, Chief Executive Officer said, “We are very pleased to welcome Peter to the Board. Not only does he bring a strong financial background, but Peter is also a shareholder, which is a constituency that was not previously represented on our Board. We look forward to Peter’s counsel as we continue to drive growth across the business and maximize shareholder value.”

About Hampshire Group

Hampshire Group, Limited is a leading U.S. provider of women’s and men’s sweaters, wovens and knits, and a designer and marketer of branded apparel. Its customers include leading retailers such as JC Penney, Kohl’s, Macy’s, Belk’s and Dillard’s, for whom it provides trend-right, branded apparel. Hampshire’s owned brands include Spring+Mercer®, its “better” apparel line, Designers Originals®, Hampshire’s first brand and still a top-seller in department stores, as well as Mercer Street Studio®, Requirements®, and RQT®. Hampshire also licenses the Geoffrey Beene® and Dockers® labels for men’s sweaters, both of which are market leaders in their categories, and licenses JOE Joseph Abboud® for men’s sportswear and Alexander Julian Colours® for men’s tops.

Cautionary Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company's current views with respect to future events. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Readers are urged to review and consider carefully the various disclosures made by the Company in its Form 10-K and other Securities and Exchange Commission filings, which advise interested parties of certain factors that affect the Company's business. Risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward looking statements include, but are not limited to, the following: economic cycles that affect consumer spending; decreases in business from or the loss of any of our key customers; financial instability experienced by our customers; loss or inability to renew certain licenses; the ability to anticipate consumer trends; use of foreign suppliers to manufacture our products; failure to deliver quality products in a timely manner; potential problems with our distribution system; labor disruptions; chargebacks and margin support payments; reliance on technology; failure to successfully compete; challenges integrating businesses we have or may acquire; unanticipated results from the resolution of tax matters; future defaults under our credit facility; loss of certain key personnel; investigations by the SEC and United States Attorney; material potential future restatements of our financial statements; the stockholders’ rights plan; and global, political and economic conditions; and ongoing and potential litigation.

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